SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010 (June 17, 2010)

MangoSoft, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30781	87-0543565
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

108 Village Square, Suite 315
Somers, New York   10589
(Address of Principal Executive Offices)

(Prior Address if Changed From Last Report)

(914) 669-5333
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective immediately, Sean M. Gavin has joined MangoSoft, Inc. (the “Company”) as its Chief Financial Officer.  Mr. Gavin is a seasoned executive with a strong background in finance, investments, internal audit, analytics and strategic planning and is a Chartered Financial Analyst. With this appointment, Dennis M. Goett, the Company’s Chairman and CEO, relinquishes his position as CFO of the Company.

Item 7.01   Regulation FD Disclosure.

On June 17, 2010, the Company announced in a press release (MangoSoft, Inc. Announced Today that Sean M. Gavin has joined the Company as its Chief Financial Officer) that Sean M. Gavin joined the Company in capacity as Chief Financial Officer and that simultaneous with that Dennis M. Goett resigned as CFO. A copy of the press release is attached hereto as Exhibit 99.01.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

a.	Exhibits.

99.01	Press Release Dated June 17, 2010.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2010	MangoSoft, Inc.
(Registrant)

/s/ Dennis M. Goett
Dennis M. Goett/ CEO